Exhibit 99.1

CHARLES & COLVARD REPORTS FOURTH QUARTER AND
FULL FISCAL YEAR 2017 FINANCIAL RESULTS

- Q4 2017 Net Sales Surged 42% Led by Strong Online Channels Growth -

- charlesandcolvard.com E-Commerce Site Doubled Quarterly Net Sales with 117% Increase -

- Profitability and Significant EPS Growth in Q4 2017 Driven by Net Sales & Margin Expansion -

- Reached Over 25 Million Consumers Through Social Media & Influencer Marketing in 2017 -

- Conference Call with Accompanying Slide Presentation Scheduled Today at 4:30 PM ET -

RESEARCH TRIANGLE PARK, N.C. – March 8, 2018 – Charles & Colvard, Ltd. (Nasdaq: CTHR), the original and leading worldwide source of created moissanite, reports financial results for the fourth quarter and full fiscal year ended December 31, 2017.

Suzanne Miglucci, President and CEO of Charles & Colvard, said, “We believe these fourth quarter results validate our strategic direction and demonstrate our ability to execute. We delivered on our plans for the year and passed a key inflection point for the business with the achievement of profitability in Q4 2017, powered by 42% net sales growth and a 42% gross margin. We believe our omnichannel expansion has been effective in providing broad product availability to a wide range of customers in both traditional outlets, such as Helzberg Diamonds stores, through online marketplaces, such as Amazon.com, and from our own charlesandcolvard.com e-commerce site, which had a 117% increase in fourth quarter net sales.”

“During 2017, we innovated the Forever OneTM product line, expanded our finished jewelry line, evolved our customer service function, and continued to amplify our global marketing efforts,” Ms. Miglucci continued. “We gained exposure to more than 25 million consumers through influencer marketing campaigns and our expanded social media efforts. This fourth quarter represented the first time in Charles & Colvard history that our net sales from our Online Channels segment exceeded sales from our Traditional segment.”

“We are confident in our path ahead and laser focused on four key strategies in 2018. These include driving organic revenue growth in the U.S. and maintaining attractive margins; expanding our gemstone and jewelry offerings to serve a broad range of customers; targeting the global market opportunity through continued brand building, focused channel expansion, and world-class customer service; and balancing growth-oriented investments to generate sustainable earnings improvement. These strategies should enable us to continue scaling the business, growing near-term revenues with our existing cost infrastructure, but also making prudent investments to ensure long-term success,” Ms. Miglucci concluded.

Recent Corporate Highlights

•	Expanded the Forever One™ moissanite collection to a total of 14 cuts and released Forever One™ melee accent gemstones that enhance the fire and brilliance of jewelry products such as rings, earrings and pendants;
•	Launched a variety of men’s wedding bands, rings and single stud earrings to offer customers a one-stop shop for all fashion and bridal jewelry;
•	Released limited natural green moissanite jewelry as a part of the Love Green, Live Green initiative to raise awareness for global sustainability;
•	Expanded the availability of Forever One™ gemstones and jewelry across the U.S. with expansion into nearly all Helzberg Diamonds retail stores;
•	Introduced Forever One™ moissanite to the Chinese consumer with multiple product listings on Alibaba’s Tmall fulfilled through a partnership with VoyageOne, a leading provider of cross-border e-commerce solutions;
•	Featured its popular Forever One™ moissanite stud earrings on NBC’s Megyn Kelly TODAY show as part of “Megyn’s Golden Goodies” segment;
•	Enhanced the senior sales and marketing team with the additions of Vice Presidents of Marketing, Traditional Sales, and Online Channels and International Sales; and
•	Presented at the Global E-Commerce Leaders Forum, the 10th Annual LD Micro Main Event Conference and the Benchmark Micro Cap Discovery One-On-One Conference.

Financial Summary for the Fourth Quarter 2017

Continuing operations for the quarter, full year and prior periods do not include the results of Charles & Colvard Direct, LLC (dba Lulu Avenue®), which are now being reported as a discontinued operation following the sale of certain assets on March 4, 2016 to Yanbal USA, Inc.

•	Net sales from continuing operations were $8.5 million for the quarter, an increase of 42% compared with $6.0 million in the year-ago fourth quarter.
•	Loose jewel net sales from continuing operations were $3.8 million for the quarter, an increase of 17% compared with $3.3 million in the year-ago fourth quarter.
•	Finished jewelry net sales from continuing operations were $4.7 million for the quarter, an increase of 70% compared with $2.8 million in the year-ago fourth quarter.
•	In the Company’s Online Channels segment, which consists of e-commerce customers including charlesandcolvard.com, marketplaces, drop-ship and other pure-play, exclusively e-commerce customers, net sales increased 52% to $4.6 million, or 54% of total net sales for the quarter, compared with $3.0 million, or 50% of total net sales in the year-ago fourth quarter.
•	In the Company’s Traditional segment, which consists of wholesale, retail and television customers, net sales increased 30% to $3.9 million, or 46% of total net sales for the quarter, compared with $3.0 million, or 50% of total net sales in the year-ago fourth quarter.
•	Operating expenses from continuing operations were $3.1 million for the fourth quarter of 2017, compared with $3.0 million in the year-ago fourth quarter.
•	Net income from continuing operations for the fourth quarter of 2017 was $683,000, or $0.03 net income per share, compared with a net loss from continuing operations of $1.1 million, or $0.05 net loss per share, in the year-ago fourth quarter.
•	Net income for the fourth quarter of 2017 was $683,000, or $0.03 net income per share, compared with a net loss of $1.1 million, or $0.05 net loss per share, in the year-ago fourth quarter.

Financial Summary for Full Fiscal Year 2017

•	Net sales from continuing operations were $27.0 million for the year ended December 31, 2017, a decrease of 7% compared with $29.2 million in 2016, which included a sale, in a single transaction, for $6.8 million of legacy loose gemstone inventory.
•	Loose jewel net sales from continuing operations were $16.6 million in 2017, a decrease of 23% compared with $21.5 million in 2016.
•	Finished jewelry net sales from continuing operations were $10.5 million in 2017, an increase of 35% compared with $7.7 million in 2016.
•	In the Company’s Online Channels segment, net sales increased 25% to $11.1 million, or 41% of total net sales for the year ended December 31, 2017, compared with $8.9 million, or 30% of total net sales in 2016.
•	In the Company’s Traditional segment, net sales decreased 21% to $15.9 million, or 59% of total net sales for the year ended December 31, 2017, compared with $20.3 million, or 70% of total net sales in 2016.
•	Operating expenses from continuing operations were $12.2 million in 2017, compared with $12.7 million in 2016.
•	Net loss from continuing operations in 2017 was $453,000, or $0.02 per share, compared with a net loss from continuing operations of $4.0 million, or $0.19 per share, in 2016.
•	Net loss in 2017 was $453,000, or $0.02 per share, compared with a net loss of $4.5 million, or $0.22 per share, in 2016.

Financial Position

Cash and cash equivalents totaled $4.6 million at December 31, 2017, a decrease of approximately $2.8 million from $7.4 million at December 31, 2016. The Company had no debt outstanding as of December 31, 2017. Total inventory was $31.0 million at December 31, 2017 compared with $28.1 million at December 31, 2016.

Investor Conference Call

Shareholders and other interested parties may participate in the upcoming investor conference call by dialing 844-875-6912 (U.S. toll-free) or 412-317-6708 (international) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 4:30 p.m. ET on Thursday, March 8, 2018. Please note that there will be an accompanying slide presentation, which will be available in the Investor Relations section of the Charles & Colvard website at http://ir.charlesandcolvard.com/events.

A replay of this conference call will be available until March 15, 2018 at 877-344-7529 (U.S. toll-free) or 412-317-0088 (international). The replay conference ID is 10117313. The call will also be available live and for replay in the Investor Relations section of the Company’s website at http://ir.charlesandcolvard.com/events.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the original creator and leading source of Forever One™, Forever Brilliant® and Forever Classic™ moissanite gemstones for fine jewelry. Moissanite is unique, available in three color grades (colorless, near-colorless and faint color) and produced from silicon carbide (SiC) crystals. Charles & Colvard Created Moissanite® is sold with a Limited Lifetime Warranty to wholesale distributors, manufacturers, retailers, TV shopping networks, and designers as loose stones or set in a wide variety of quality metal setting options. Charles & Colvard, Ltd. also sells direct to consumers through its wholly owned operating subsidiary, charlesandcolvard.com, LLC and through fourth-party marketplaces. Charles & Colvard, Ltd.’s common stock is listed on the Nasdaq Capital Market under the symbol “CTHR.” For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer awareness, acceptance, and growth of sales of our products resulting from our strategic initiatives; the impact of the execution of our business plans on our liquidity; our ability to fulfill orders on a timely basis; the financial condition of our major customers and their willingness and ability to market our products; dependence on a limited number of customers; dependence on our exclusive supply agreement with Cree, Inc. for the sole supply of the raw material; intense competition in the worldwide jewelry industry; our ability to maintain compliance with the continued listing requirements of The Nasdaq Stock Market LLC; our current customers’ potential perception of us as a competitor in the finished jewelry business; quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; general economic and market conditions, including the current economic environment; the impact of natural disasters on our operations; the pricing of precious metals, which is beyond our control; the potential impact of seasonality on our business; the potential adverse effect of recent U.S. tax legislation; the impact of significant changes in e-commerce opportunities, technology, or models; our ability to protect our intellectual property; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; risks of conducting business in foreign countries; the potential adverse impact of negative or inaccurate social media commentary; the failure to evaluate and integrate strategic opportunities; possible adverse effects of governmental regulation and oversight; and the impact of anti-takeover provisions included in our charter documents, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Clint J. Pete

Chief Financial Officer

919-468-0399

cpete@charlesandcolvard.com

Investor Relations

Jenny Kobin

800-695-0650

Jenny.Kobin@IRAdvisory.com

-Financial Tables Follow-

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net sales	$8,536,982	$6,034,880	$27,032,964	$29,168,128
Costs and expenses:
Cost of goods sold	4,926,314	4,122,450	15,470,617	20,401,439
Sales and marketing	2,028,159	1,815,520	7,477,354	7,038,277
General and administrative	1,077,205	1,164,234	4,689,823	5,544,452
Research and development	81	-	3,714	2,848
Loss on abandonment of property and equipment	-	1,909	-	117,930
Total costs and expenses	8,031,759	7,104,113	27,641,508	33,104,946
Gain (loss) from operations	505,223	(1,069,233)	(608,544)	(3,936,818)
Other income (expense):
Interest expense	(444)	(189)	(541)	(1,737)
Gain on insurance claim settlement	183,217	-	183,217	-
Total other income (expense), net	182,773	(189)	182,676	(1,737)
Income (loss) before income taxes from continuing operations	687,996	(1,069,422)	(425,868)	(3,938,555)
Income tax net expense from continuing operations	(4,507)	(3,412)	(27,609)	(13,480)
Net income (loss) from continuing operations	683,489	(1,072,834)	(453,477)	(3,952,035)

Discontinued operations:
Loss from discontinued operations	-	(97)	-	(586,124)
Gain on sale of assets from discontinued operations	-	-	-	12,398

Net loss from discontinued operations	-	(97)	-	(573,726)
Net income (loss)	$683,489	$(1,072,931)	$(453,477)	$(4,525,761)

Net income (loss) per common share:
Basic – continuing operations	$0.03	$(0.05)	$(0.02)	$(0.19)
Basic – discontinued operations	-	-	-	(0.03)
Basic – total	$0.03	$(0.05)	$(0.02)	$(0.22)

Diluted – continuing operations	$0.03	$(0.05)	$(0.02)	$(0.19)
Diluted – discontinued operations	-	-	-	(0.03)
Diluted – total	$0.03	$(0.05)	$(0.02)	$(0.22)

Weighted average number of shares used in computing net loss per common share:
Basic	21,222,228	21,008,429	21,193,793	20,926,120
Diluted	21,516,367	21,008,429	21,193,793	20,926,120

CHARLES & COLVARD, LTD.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$4,594,007	$7,427,273
Accounts receivable, net	3,377,451	2,794,626
Inventory, net	11,208,658	9,770,206
Prepaid expenses and other assets	969,857	682,083
Total current assets	20,149,973	20,674,188
Long-term assets:
Inventory, net	19,764,959	18,360,211
Property and equipment, net	1,242,200	1,391,116
Intangible assets, net	8,597	8,808
Other assets	64,978	71,453
Total long-term assets	21,080,734	19,831,588
TOTAL ASSETS	$41,230,707	$40,505,776

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,466,163	$3,977,149
Accrued expenses and other liabilities	980,800	631,107
Total current liabilities	5,446,963	4,608,256
Long-term liabilities:
Deferred rent	463,526	594,916
Accrued income taxes	461,592	433,983
Total long-term liabilities	925,118	1,028,899
Total liabilities	6,372,081	5,637,155
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 21,580,102 and 21,369,885 shares issued and outstanding at December 31, 2017 and 2016, respectively	54,243,816	54,243,816
Additional paid-in capital	14,726,438	14,282,956
Accumulated deficit	(34,111,628)	(33,658,151)
Total shareholders’ equity	34,858,626	34,868,621
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$41,230,707	$40,505,776

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Year Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(453,477)	$(4,525,761)
Net loss from discontinued operations	-	(573,726)
Net loss from continuing operations	(453,477)	(3,952,035)
Adjustments to reconcile net loss from continuing operations to net cash (used in) provided by operating activities of continuing operations:
Depreciation and amortization	422,018	557,393
Stock-based compensation	443,482	959,134
Provision for uncollectible accounts	28,000	(73,300)
Provision for sales returns	122,000	(316,000)
Provision for inventory reserves	598,000	200,000
Gain on insurance claim settlement	(183,217)	-
Loss on abandonment of property and equipment	-	117,930
Changes in operating assets and liabilities:
Accounts receivable	(732,825)	1,447,325
Inventory	(3,503,032)	3,998,003
Prepaid expenses and other assets, net	(36,250)	162,157
Accounts payable	489,014	654,001
Deferred rent	(131,390)	(99,656)
Accrued income taxes	27,609	13,480
Accrued expenses and other liabilities	349,693	(333,731)
Net cash (used in) provided by operating activities of continuing operations	(2,560,375)	3,334,701
Net cash used in operating activities of discontinued operations	-	(1,125,578)
Net cash (used in) provided by operating activities	(2,560,375)	2,209,123

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(271,390)	(421,761)
Intangible assets	(1,501)	(5,615)
Proceeds from sale of long-term assets	-	250
Net cash used in investing activities of continuing operations	(272,891)	(427,126)
Net cash provided by investing activities of discontinued operations	-	368,671
Net cash used in investing activities	(272,891)	(58,455)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock option exercises	-	2,300
Net cash provided by financing activities of continuing operations	-	2,300

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2,833,266)	2,152,968
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	7,427,273	5,274,305
CASH AND CASH EQUIVALENTS, END OF PERIOD	$4,594,007	$7,427,273

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$541	$1,737